EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common stock, par value $0.0001 per share, of Corazon Capital V838 Monoceros Corp (this “Agreement”), is being filed, and all amendments thereto will be filed by Corazon V838 Monoceros Sponsor LLC as the designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 11, 2022

Corazon V838 Monoceros Sponsor LLC

/s/ Steven M. Farsht
Name: Steven M. Farsht
Title: Authorized Signatory

/s/ Steven M. Farsht
Name: Steven M. Farsht

/s/ Sam Yagan
Name: Sam Yagan

/s/ Philip Schwarz
Name: Philip Schwarz